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                                                           EXHIBIT 23

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report
(Form 10-K) of Adaptive Broadband Corporation (formerly California Microwave, Inc.) of our report dated July 23, 1999 included in the 1999 Annual Report to Shareholders of Adaptive Broadband Corporation.

Our audits also included the financial statement schedule of Adaptive Broadband Corporation listed in Item 14(a)(ii). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 33-09117, 33-24517, 33-44397, 33-58108, 33-73584,
33-86968, 333-19015, 333-35025, 333-68753 and 333-69993) pertaining to the
1992 Stock Option Plan, 1992 Restricted Stock Plan, Employee Stock Purchase Plan, 1986 Stock Option Plan of California Microwave, Inc., and the Adaptive Broadband Tax-deferred Savings and Deferred Profit Sharing Plan; and the Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick Lawrence dated effective as of July 16, 1997, of our report dated July 23, 1999, with respect to the consolidated financial statements incorporated by reference, and the financial statement schedules included in the Annual Report (Form 10-K) for the year ended June 30, 1999.


                                                 /s/ Ernst & Young LLP


Palo Alto, California
September 27, 1999